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                                                                    EXHIBIT 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No.1 Form S-8 No. 333-42901) for the registration of 425,127 shares of Fairfield Communities, Inc. common stock pertaining to the Vacation Break U.S.A., Inc. Directors' Stock Option Plan and Vacation Break U.S.A., Inc. 1995 Stock Option Plan of our report dated February 2, 1998, with respect to the consolidated financial statements incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                       Ernst & Young LLP



Little Rock, Arkansas

March 12, 1998